UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2007

Maverick Oil and Gas, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50428	98-0377027
(Commission File Number)	(IRS Employer Identification Number)

300 SE 2nd street, Suite 860, Fort Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

(954) 463-5707

(Registrant’s Telephone Number, Including Area Code)

16415 Addison Road, Suite 850, Addison, Texas 75001-5332

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statement

This Current Report contains forward looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, regarding future results, levels of activity, events, trends or plans. We have based these forward-looking statements on our current expectations and projections about such future results, levels of activity, events, trends or plans. These forward looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different from any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as guidance, may, will, should, could, would, expect, plan, anticipate, believe, estimate, continue or the negative of such terms or other such expressions. There are a number of factors that could cause our actual results to differ materially from our expectations, including but not limited to those factors disclosed in our most recent Annual Report on Form 10-K, our other filings with the Securities and Exchange Commission, as well as our other public documents and press releases which can be found on our web site (www.maverickoilandgas.com). Readers are cautioned not to place undue reliance on our forward looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward looking statements to reflect events or circumstances occurring after the date hereof.

Item 8.01	Other Events

Update on Financial Condition

We have been unable to secure financial, operating or other developmental partners for our Fayetteville Shale project. We have also been unable to secure additional funding for the Company. We have compromised over $3.5 million of obligations to the vendors and suppliers to our Fayetteville Share project, and to an existing claimant in litigation involving our Fayetteville Shale project. We have also settled an obligation in excess of $1.4 million owed to one of our Fayetteville Shale project partners covering over-advances made by that partner to the project. This claim was settled by exchanging the remaining interest in our Colorado-based Whitewater project for $200,000, plus the discharge of all amounts owed to the partner.

Notwithstanding our success in making these settlements, our existing capital resources are not sufficient to pay the remaining liabilities of Maverick Oil and Gas, Inc. and of its subsidiaries, generally as they will become due. This includes, within the immediate term, among others, amounts which will become payable to certain leaseholders within the Fayetteville Shale project because we do not have the resources to discharge our drilling obligations to them, amounts required to remediate existing well sites and certain severance and other employment-related obligations. In the longer term, based upon our existing capital resources, we will not be able to satisfy the amounts which will become due under our senior secured convertible debentures, for which we are obligated to repay the principal amount of approximately $27.6 million.

We remain in discussions with our unsecured creditors, leaseholders and employees to compromise amounts due to them. We have also entered into discussions with the holders of our senior secured convertible debentures. In the absence of an agreement with these holders, we will need to seek relief under Chapter 11 or 7 of the Bankruptcy Code.

Relocation of Corporate Office

Effective as of the date hereof the Company has closed its offices in Addison, Texas and relocated its corporate offices to Fort Lauderdale, Florida. Our new address is:

300 SE 2nd Street - Suite 860, Fort Lauderdale, FL 33301.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAVERICK OIL AND GAS, INC.
Date: November 29, 2007	By: /s/ Stephen M. Cohen Stephen M. Cohen, CEO

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